Exhibit 99.1

Athira Pharma Reports First Quarter 2025 Financial Results and Pipeline and Business Updates

Completed healthy volunteer Phase 1 clinical study of ATH-1105 as a potential treatment for amyotrophic lateral sclerosis (ALS); full healthy volunteer data expected in 2H25

On-track to enable dosing ALS patients in late 2025

BOTHELL, Wash., May 9, 2025 – Athira Pharma, Inc. (NASDAQ: ATHA), a clinical stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration, today reported financial results for the quarter ended March 31, 2025, and provided recent pipeline and business updates.

“We continue to focus our efforts on advancing ATH-1105 as a potential therapy for ALS. ATH-1105 has shown encouraging evidence of statistically significant improvements in nerve and motor function and biomarkers of inflammation and neurodegeneration in various preclinical models, along with a favorable safety profile and tolerability in healthy volunteers,” said Mark Litton, Ph.D., President and Chief Executive Officer of Athira. “We look forward to sharing the full results from the first-in-human Phase 1 trial of ATH-1105 in healthy volunteers in the second half of this year, keeping us on-track to enable dosing ALS patients in late 2025.”

Clinical Development & Pipeline Programs

Athira’s drug development pipeline includes next-generation small molecule drug candidates designed to promote the neurotrophic hepatocyte growth factor (HGF) system, which activates neuroprotective, neurotrophic and anti-inflammatory pathways in the central and peripheral nervous systems.

ATH-1105 – A novel, orally available, brain-penetrant, next-generation small molecule drug candidate designed to positively modulate the neurotrophic HGF system for potential treatment of neurodegenerative diseases, including amyotrophic lateral sclerosis (ALS), Alzheimer’s disease, and Parkinson’s disease. ATH-1105 is currently in clinical development for the potential treatment of ALS.

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Athira conducted the first-in-human Phase 1 (NCT 06432647) double-blind, placebo-controlled clinical trial that enrolled 80 healthy volunteers to evaluate single and multiple oral ascending doses of ATH-1105. The study was completed in November 2024 and evaluated the safety and tolerability of ATH-1105 and included measurements of pharmacokinetic outcomes. The results of the Phase 1 trial showed that ATH-1105 demonstrated a favorable safety profile and was well-tolerated in healthy volunteers, supporting continued clinical development.
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Athira is on track to enable dosing ALS patients in late 2025.
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ATH-1105’s potential is supported by a growing body of preclinical evidence demonstrating statistically significant improvements in nerve and motor function, biomarkers of inflammation and neurodegeneration, and survival in various models of ALS.

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These data have been presented at a variety of key scientific and medical meetings including the American Association of Neurology (AAN), the Alzheimer’s Association International Congress (AAIC), the Northeast Amyotrophic Lateral Sclerosis Consortium® (NEALS), and the Motor Neurone Disease Association (MNDA), and published in Frontiers in Neuroscience, 2024.

Upcoming Presentation

Athira will be presenting Phase 1 and nonclinical efficacy data for ATH-1105 for the potential treatment of ALS at the 4th Annual ALS Drug Development Summit taking place May 12-14, 2025, in Boston, Massachusetts.

Presentation details:

Title: Advancing ATH-1105 for ALS Through Early Clinical and PK Data

Scope: Nonclinical efficacy and Ph1 data supporting clinical translation of ATH-1105 in ALS

Format: Oral

Date/time: Tuesday May 13th at 11:00 AM EST

Presenters: Sherif Reda, Ph.D., Director, Drug Discovery Research, Athira Pharma; and Kai-Bin Ooi, Director, Drug Development Operations, Athira Pharma

Exploration of Strategic Alternatives

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Following Athira’s receipt of the topline results of LIFT-AD in September 2024, the company's Phase 2/3 clinical trial of its then-lead drug candidate fosgonimeton in mild-to-moderate Alzheimer’s disease which did not meet its primary or key secondary endpoints, the company made the determination to explore strategic alternatives focused on maximizing stockholder value. Athira engaged Cantor Fitzgerald & Co. to act as an advisor in this process.
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Additionally, Athira paused further development of fosgonimeton, including the related open label extension clinical trial, while continuing the development of ATH-1105 and exploring partnering options.

Financial Results

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Cash Position. Cash, cash equivalents and investments were $36.7 million as of March 31, 2025, compared to $51.3 million as of December 31, 2024. Net cash used in operations was $14.7 million for the quarter ended March 31, 2025, compared to $25.8 million for the quarter ended March 31, 2024.
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Research and Development (R&D) Expenses. R&D expenses were $4.3 million for the quarter ended March 31, 2025, compared to $21.2 million for the quarter ended March 31, 2024. The decrease was driven primarily by decreases in fosgonimeton program costs and personnel-related expenses.
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General and Administrative (G&A) Expenses. G&A expenses were $5.2 million for the quarter ended March 31, 2025, compared to $6.5 million for the quarter ended March 31, 2024, primarily as a result of a decrease in personnel-related expenses.
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Net Loss. Net loss was $9.1 million, or $0.23 per share, for the quarter ended March 31, 2025, compared to a net loss of $26.3 million, or $0.69 per share, for the quarter ended March 31, 2024.

About Athira Pharma, Inc.

Athira Pharma, Inc., headquartered in the Seattle, Washington area, is a clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration. Athira aims to alter the course of neurological diseases by advancing its pipeline of drug candidates that modulate the neurotrophic HGF system. For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn, X and Instagram.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding: Athira’s drug candidates as potential treatments for amyotrophic lateral sclerosis, Alzheimer’s disease, Parkinson’s disease, and other neurodegenerative diseases; future development plans and the timing thereof; the potential learnings from preclinical studies and other nonclinical data and their ability to inform and improve future clinical development plans; the potential learnings from our Phase 1 ATH-1105 clinical trial, the timing of anticipated release of results and the implications of such learnings for future development plans; expectations regarding the potential efficacy and commercial potential of Athira’s drug candidates; Athira’s ability to advance its drug candidates into later stages of development; and Athira’s plans and expectations regarding Athira’s exploration of strategic alternatives and partnering options. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “on track,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” “suggest,” “potential,” “target,” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the data from preclinical and clinical trials may not support the safety, efficacy and tolerability of Athira’s drug candidates; development of drug candidates may cease or be delayed; regulatory authorities could object to protocols, amendments and other submissions; future potential regulatory milestones for drug candidates, including those related to current and planned clinical studies, may be insufficient to support regulatory submissions or approval; whether Athira’s trials are sufficiently powered to meet the planned endpoints; Athira may not be able to recruit sufficient patients for its clinical trials; the outcome of legal proceedings that may in the future be instituted against Athira, its directors and officers; possible negative interactions of Athira's drug candidates with other treatments; FDA regulatory delays and uncertainty and new policies implemented under the current administration, including executive orders, changes in the leadership of federal agencies such as the FDA and SEC, staff layoffs, budget cuts to agency programs and research, and changes in drug pricing controls; Athira’s assumptions regarding its financial condition and the sufficiency of its cash, cash equivalents and investments to fund its planned operations may be incorrect; adverse conditions in the general domestic and global economic markets, including as a result of tariffs; the impact of competition; the impact of drug candidate development and clinical activities on operating expenses; the impact of new or changing laws and regulations; risks related to Athira’s exploration of strategic alternatives; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission from time to time. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

Investor & Media Contact:

Julie Rathbun

Athira Pharma

Julie.rathbun@athira.com

206-769-9219

Athira Pharma, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	March 31,	December 31,
	2025	2024
	(unaudited)
Assets
Cash and cash equivalents	$26,422	$48,438
Short-term investments	10,248	2,837
Other short-term assets	3,183	3,566
Other long-term assets	3,660	3,938
Total assets	$43,513	$58,779
Liabilities and stockholders' equity
Current liabilities	$5,492	$13,135
Long-term liabilities	691	803
Total liabilities	6,183	13,938
Stockholders' equity	37,330	44,841
Total liabilities and stockholders' equity	$43,513	$58,779

Athira Pharma, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development	$4,302	$21,236
General and administrative	5,234	6,451
Total operating expenses	9,536	27,687
Loss from operations	(9,536)	(27,687)
Other income, net	393	1,350
Net loss	$(9,143)	$(26,337)
Unrealized (loss) gain on available-for-sale securities	(5)	212
Comprehensive loss attributable to common stockholders	$(9,148)	$(26,125)
Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.69)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	39,042,445	38,321,573